EXHIBIT 1

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS THAT on this 10th day of June, 2004, HUGO SALINAS PRICE, as named and signed below, does hereby appoint, elect and constitute RAFAEL GUILLERMO MARTINEZ DE ITA, to be his attorney-in-fact, for the purpose of signing, on his behalf any and all documents required to be filed with the United States Securities and Exchange Commission, including any Schedule 13D filings and all exhibits and any amendments thereto, and file the same with the United States Securities and Exchange Commission. Hugo Salinas Price hereby grants such attorney-in-fact full powers, on his behalf, to execute, deliver and/or receive all agreements, documents or other instruments in connection with the transactions contemplated above.

IN WITNESS WHEREOF, the Hugo Salinas Price executes and delivers this Power of Attorney, as of the date first above written, which shall be valid and effective until December 31, 2005.




                                       /s/ Hugo Salinas Price
                                       ----------------------
                                       Hugo Salinas Price